PENSKE

VEHICLE MAINTENANCE AGREEMENT

This Vehicle Maintenance Agreement is executed this 18 day of January, 2012 , by and between PENSKE TRUCK LEASING CO., L.P., a Delaware limited partnership with an address at Route 10-Green Hills, P.O. Box 563, Reading, PA 19603-0563 ("Penske"), and Regional Enterprises, Inc. (indicate which) (X) a corporation, ( ) a partnership, ( ) a limited liability company under the laws of the State of VA with an address at 410 Water Street,Hopewell,VA 23860 ("Customer"), and relates to the vehicle(s) described on the Schedule(s) A (the "Vehicle " or "Vehicles") annexed to this Vehicle Maintenance Agreement now or hereafter. The term "VMA" means this Vehicle Maintenance Agreement and all Schedules attached hereto now or hereafter. It is expressly understood that this is a contract of maintenance ONLY, and that Penske has not and does not by these presents acquire any title to vehicles described in any Schedule A.

1. GENERAL; TERM AND EXPIRATION

a. Term. This VMA shall become effective with respect to each Vehicle on the in-service date listed on the in-service documentation provided by Penske (the "Date in Service") and shall end on the last day of the calendar month that is the number of months identified in the "Term Mn." column on Schedule A from the Date in Service.

b. Initial Vehicle Condition. With respect to each Vehicle under this VMA, Penske shall, within a reasonable period of time after each Vehicle's Date in Service, at Customer's expense (i) approve the specifications for such Vehicle, and (ii) perform any and all work necessary to make sure such Vehicle is in compliance with all applicable federal, state and local laws and regulations and Penske's established safety related standards.

2. PENSKE'S OBLIGATIONS With respect to each Vehicle, Penske may provide two (2) types of services: (a) those services listed on that Vehicle's Schedule A as being included in the Vehicle's fixed, mileage or hourly charges ("Included Services") and/or (b) all other services, whether or not listed in a Vehicle's Schedule A, that are not included in the Vehicle's fixed, mileage or hourly charges ("Additional Services"). Additional Services will be billed to Customer on a per service basis in accordance with the rates and charges set forth in Schedule A. For applicable Additional Services, (x) Penske will provide and bill Customer for parts in accordance with Penske's parts pricing system, (y) Penske will bill Customer for labor at the hourly labor charge rate specified on the subject Vehicle's Schedule A (which labor charge rate will be adjusted pursuant to Article15 below), and (z) for repairs performed by third parties hired by Penske, Penske will bill Customer at the third party's invoice price plus a reasonable markup. Certain Included Services may, at Penske's option, cease to be included in the fixed, mileage or hourly charge, and will be considered Additional Services upon the occurrence of one or more of the specific events identified in that Vehicle's Schedule A (each, a "Trigger Event"). Trigger Events may include, but are not limited to, exceeding a specified number of miles, months or hours, as the case may be. The change from Included to Additional Services shall be effective upon the date Penske becomes aware of the respective Trigger Event and the charges related to this change will appear in the Customer's billing for the succeeding month(s) following the Trigger Event, at which time Penske will issue written notice of such change to Customer.

3. CUSTOMER OBLIGATIONS. Customer shall not cause or permit any person other than Penske or persons authorized by Penske to provide any Included Services for a Vehicle and shall abide by Penske's directions concerning emergency repairs. Customer will cause its drivers to promptly report any trouble concerning a Vehicle and check oil and coolant levels in each Vehicle on a daily basis. Customer will return each Vehicle to Penske at the service location set forth on its Schedule A, or as otherwise directed by Penske, for performance of Preventive Maintenance Inspections (as defined below) at such intervals as Penske shall direct, based upon Penske's standards and any applicable Included or Additional Services at mutually agreed upon scheduled times. For purposes of this VMA and any Schedules attached hereto, "Preventive Maintenance Inspection" means (a) inspecting a Vehicle pursuant to Penske's standard checklist for that type of vehicle, (b) performing an oil coolant analysis, (c) conducting Federal and state inspections, (d) tightening bolts, and (e) checking and (if necessary) replacing lubrication fluids and oil and fuel filters. Any damages, defects or deficiencies noted in the course of a Preventive Maintenance Inspection ("Mechanical Repairs") will be repaired by Penske at such time. If Penske rents a substitute vehicle as part of the Included or Additional Services, Customer shall execute Penske's rental agreement, which shall govern the terms and conditions of such rental.

4. SPECIFICATIONS; MANUFACTURER'S WARRANTIES. Customer shall make reasonable efforts to furnish to Penske complete specifications and prior maintenance and warranty records of each Vehicle prior to its placement into service under this VMA. Customer authorizes the manufacturer of each Vehicle to provide Penske with all major component information of such Vehicle (including without limitation vehicle sales order data, but excluding any proprietary Customer specific pricing information). Customer acknowledges and agrees that Penske will provide a copy of this authorization to the vehicle manufacturer, which manufacturer shall be entitled to fully rely on this authorization. Customer shall furnish or assign to Penske all manufacturer's warranties applicable to the Included Services to be provided and shall assist Penske in obtaining the benefits of such warranties. Customer hereby appoints Penske to be Customer's attorney-in-fact for the purpose of making and pursuing warranty claims. In the event a manufacturer requires Customer to submit warranty claims directly, Penske will provide the data to enable Customer to prepare and submit its own warranty claim form. All amounts paid by manufacturers to Penske or Customer for warranty claims made pursuant to Included Services will be the property of Penske, and Customer will promptly advise Penske of its submission of the warranty claim and immediately remit the proceeds of any claim to Penske. All amounts paid by manufacturers to Penske for warranty claims made pursuant to Additional Services will be credited against the Customer's invoice for the month immediately following the month Penske receives such proceeds.

5. FUEL.

a. Provision of Fuel. If Penske provides fuel, it shall be provided at charges that vary over time from Penske facilities or from facilities participating in the Penske Fuel Stop Program Penske shall invoice Customer for the charges and all applicable taxes and fees for the fuel. Customer may procure fuel from other sources at its own expense. If Customer is past due on payment of any invoices rendered by Penske or if an "Event of Default" (as defined in Article 13.a below) has occurred, Penske may (in addition to any other remedy under this VMA) immediately discontinue providing fuel to Customer.

b. Fuel Cards. If Penske provides Customer with any fuel cards for the purchase of fuel, Customer shall be fully responsible for all purchases made under such fuel cards, even if made improperly or illegally. Customer shall immediately report lost or stolen fuel cards to Penske. If Customer fails to pay fuel card charges when due, Penske may (in addition to any other remedy under this VMA) immediately cancel Customer's fuel cards.

6. TAXES. Customer shall pay all taxes and assessment that are now in force or may hereafter be levied on the Vehicles or in respect of this VMA or the charges hereunder or the services provided by Penske hereunder.

7. CHARGES.

a. **Charges**. As used in this VMA, "Charges" means the fixed charges, mileage charges, labor charges, hourly charges, refrigeration charges, fuel charges, charges for Additional Services, and any and all other amounts and charges listed on Schedule A and/or described elsewhere in this VMA.

b. **Invoices; Payment**. Customer shall pay Penske all Charges within seven (7) days of the date of Penske's invoice, without deduction or offset. Penske shall (except for fuel charges, which shall be invoiced weekly, and other amounts and charges for which a different invoicing frequency is specified in this VMA) invoice Customer for Charges on a monthly basis. Fixed charges shall be billed in advance and refrigeration, mileage, labor and hourly charges and charges for Additional Services shall be billed in arrears. If an Event of Default occurs, Penske may invoice Customer on a weekly basis. Customer shall pay Charges to the location designated by Penske, and all payments shall be made in the form of check, electronic funds transfer or ACH payment; cash or credit cards shall not be accepted for payment. Unless Customer protests the correctness of any invoice within thirty (30) days of its receipt, such invoice shall be presumed to be correct. Unless the parties agree otherwise or unless Customer does not obtain fuel from Penske, Penske will determine the mileage and (if applicable) the refrigeration hours for each Vehicle. If Customer does not obtain fuel from Penske, Customer shall provide mileage readings and (if applicable) refrigeration hour readings for each Vehicle on at least a monthly basis.

c. **Deposit**. Upon the occurrence of an Event of Default and notwithstanding any amendment to this VMA or past practice to the contrary, Customer shall thereafter pay Penske per the terms set forth in this Article 7 and Customer shall, if requested, provide Penske with a deposit against future invoices in an amount equal to not less than the total amount invoiced by Penske in the three (3) months prior to the occurrence of the Event of Default. Penske may commingle such deposit with other funds and shall not be obligated to provide interest thereon.

8. VEHICLE USE AND DRIVERS. Vehicles shall be operated by safe, qualified, properly licensed drivers, who, for purposes of this VMA only, shall conclusively be presumed to be Customer's agents, servants or employees, and subject to Customer's exclusive direction and control. Vehicles shall not be operated: (a) by a driver in possession of or under the influence of alcohol or any controlled drug, substance or narcotic, (b) in a reckless or abusive manner, (c) off an improved road, (d) on an underinflated tire, (e) with insufficient coolant or oil, (f) while improperly loaded or loaded beyond maximum weight shown on the Schedule A, or (g) in violation of any applicable laws, ordinances, or rules. Customer shall be responsible for all expenses for removing or towing any mired or snowbound Vehicle or a Vehicle that has been in an accident, even if towing is otherwise an Included Service.

9. PHYSICAL DAMAGE AND LIABILITY COVERAGE.

a. **Responsibility for Damage**. Customer assumes the risk of loss of, or damage to, all Vehicles from any and every cause whatsoever, including, but not limited to, casualty, collision, upset, deterioration, structural failure, fire, theft, malicious mischief, vandalism, graffiti, glass breakage, and mysterious disappearance. Penske shall have no obligation to repair such damages. Repairs of damage shall be considered Additional Services under this VMA.

b. **Liability Coverage**. Customer shall at its sole cost procure and maintain liability coverage for each Vehicle, with an insurance carrier having an AM rating of B+ or above, protecting Customer and Penske and its partners and their respective agents, servants and employees, in accordance with the standard provisions of a basic automobile liability insurance policy as required in each jurisdiction in which the Vehicle is operated, against liability for bodily injury, including death, and property damage arising out of the ownership, maintenance, use and operation of each Vehicle with limits of at least a combined single limit of One Million Dollars ($1,000,000.00) per occurrence. Such coverage shall be primary and not excess or contributory and shall be in conformity with the motor vehicle minimum financial responsibility laws as respects "Uninsured Motorist", "No-Fault", or other optional coverages. Such coverage shall be endorsed to include Penske as an additional insured and shall be in a form acceptable to Penske. Customer shall, prior to Penske accepting a Vehicle for placement into service under this VMA, deliver to Penske a certificate of insurance showing the coverage required pursuant to this paragraph. The insurer shall agree, by endorsement upon the policy issued by it or by an independent document provided to Penske, that it shall endeavor to give Penske thirty (30) days' prior written notice of the effective date of any cancellation or material alteration of such policy, and that such notice shall be sent by registered or certified mail postage prepaid, return receipt requested, to Penske Truck Leasing Co., L.P., Route 10 - Green Hills, P.O. Box 563, Reading, PA 19603-0563, Attention: Insurance Risk Management Department.

c. **Notification of Accidents**. Customer shall notify Penske as well as Customer's insurance carrier of any loss of, damage to, or accident involving any Vehicle; such notice shall be effected immediately by telephone, and in writing as soon as practical thereafter. Customer shall cooperate fully in the investigation, prosecution, and/or defense of any claim or suit arising out of any such occurrence and shall do nothing to impair or invalidate any applicable liability, physical damage, or cargo coverage.

10. INDEMNIFICATION. FOR LIABILITY IN EXCESS OF THE LIMITS OF THE INSURANCE REQUIRED IN ARTICLE 9 ABOVE, OR IN THE EVENT THERE IS NO INSURANCE COVERAGE OR CUSTOMER'S INSURANCE CARRIER FAILS TO PROVIDE A DEFENSE, CUSTOMER SHALL PROTECT, DEFEND, INDEMNIFY AND HOLD HARMLESS PENSKE AND ITS PARTNERS AND THEIR RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, AGENTS, SERVANTS, REPRESENTATIVES AND EMPLOYEES FROM ANY AND ALL CLAIMS, SUITS, COSTS, LOSSES, DAMAGES, EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) AND LIABILITIES (EVEN IF PENSKE IS CLAIMED TO HAVE BEEN OR IS PROVEN TO BE NEGLIGENT) ARISING FROM: (A) CUSTOMER'S FAILURE TO COMPLY WITH ITS OBLIGATIONS TO GOVERNMENTAL BODIES HAVING JURISDICTION OVER CUSTOMER AND THE VEHICLES, (B) CUSTOMER'S FAILURE TO COMPLY WITH THE TERMS OF THIS VMA, (C) THE OWNERSHIP, USE, SELECTION, POSSESSION, MAINTENANCE, AND/OR OPERATION OF ANY VEHICLE, (D) ANY LIABILITY IMPOSED UPON OR ASSUMED BY CUSTOMER UNDER ANY WORKER'S COMPENSATION ACT, PLAN OR CONTRACT AND ANY AND ALL INJURIES (INCLUDING DEATH) OR PROPERTY DAMAGE SUSTAINED BY CUSTOMER OR ANY DRIVER, AGENT, SERVANT OR EMPLOYEE OF CUSTOMER, OR (E) LOSS OR DAMAGE INCURRED BY PENSKE FROM CUSTOMER'S USE OF A VEHICLE OR TRAILER NOT OWNED OR INSURED BY PENSKE, REGARDLESS OF PENSKE'S OBLIGATIONS IMPOSED BY THE INSURANCE PROVISIONS OF ANY FEDERAL OR STATE AGENCY. CUSTOMER'S OBLIGATIONS UNDER THIS ARTICLE 10 SHALL SURVIVE THE TERMINATION OR EXPIRATION OF THIS VMA.

11. BASE OF OPERATION. If Customer moves the base of operation of a Vehicle from that shown on such Vehicle's Schedule A or changes the nature of such Vehicle's operation, Penske shall have the right to adjust the Charges for such Vehicle to compensate for such changes or to terminate this VMA with respect to such Vehicle immediately upon written notice to Customer.

12. FORCE MAJEURE. Neither party shall incur liability to the other party for a failure to perform any obligations under this VMA (excluding payment and insurance obligations) that is caused by events beyond such party's reasonable control, such as (but not limited to) war, terrorist attack, fire, governmental regulations, acts of God, labor disputes, manufacturer, supplier or transportation shortages or delays, fuel allocation programs, or manufacturer's defects.

13. DEFAULT AND REMEDIES.

a. <u>Event of Default</u>. An "Event of Default" shall occur if (i) Customer fails to pay any Charges when due or to maintain any insurance coverage required under this VMA, or (ii) Customer fails to perform or violates any other term of this VMA and such failure continues for five (5) days after written notice thereof is sent to Customer, or (iii) Customer or any guarantor of Customer's obligations files or suffers the filing against it of a petition under the Bankruptcy Code or under any other insolvency law or law providing for the relief of debtors, or (iv) any material representation or warranty made by Customer in this VMA or in any document furnished to Penske by Customer or any guarantor of Customer's obligations is incorrect in any material respect.

b. <u>Remedies</u>. Upon the occurrence of an Event of Default, Penske shall not be required to perform its obligations under this VMA and may immediately terminate this VMA and/or proceed by appropriate court action to enforce the terms of this VMA and/or to recover damages for the breach of any of its terms.

c. <u>Interest; Attorneys' Fees</u>. Should Customer fail to pay any Charges when due, Customer shall be liable for interest on such delinquent amounts at the rate of one and one-half percent (1.5%) per month or the maximum permissible rate allowed in the jurisdiction in which Customer's principal place of business is located, whichever is lower, from the date on which payment was due until paid. If Penske initiates legal action against Customer as the result of an Event of Default, Penske shall be entitled to reimbursement from Customer of all expenses of collection and reasonable attorneys' fees (including those incurred on any appeal).

14. TERMINATION PRIVILEGES. Either party may, upon sixty (60) days' prior written notice to the other, terminate this VMA as to a Vehicle on any annual anniversary of such Vehicle's In-Service Date.

15. ADJUSTED COST. For each rise of at least one percent (1%) in the Consumer Price Index for All Urban Consumers for the United States published by the United States Department of Labor, Bureau of Labor Statistics ("CPI"), or any successor index designated by Penske, above the CPI figure applicable for each Vehicle as of the "Effective Date" indicated on its Schedule A, the Charges for such Vehicle shall be adjusted upward based upon such percentage increase in the CPI. All increases under this Article shall be cumulative and shall be calculated only on the charges initially shown on the Vehicle's Schedule A. Adjustments shall be implemented semi-annually on January 1 and July 1. Upon adjustment, the fixed charge and hourly labor charge shall be rounded off to the nearest whole cent and all adjustments in the basic mileage and refrigeration charges shall be rounded off to the nearest tenth of a mil.

16. NON-LIABILITY FOR CONTENTS. Penske shall not be liable for loss of, or damage to, any cargo or other property left, stored, loaded or transported in, upon, or by any Vehicle at any time or place.

17. ASSIGNMENT AND SUBLETTING.

a. <u>By Customer</u>. WITHOUT THE PRIOR WRITTEN CONSENT OF PENSKE, WHICH CONSENT WILL NOT BE UNREASONABLY WITHHELD, CUSTOMER SHALL NOT VOLUNTARILY OR INVOLUNTARILY ASSIGN OR PLEDGE THIS VMA, OR UNDERGO A CHANGE OF CONTROL THAT WOULD OTHERWISE ASSIGN THIS VMA BY OPERATION OF LAW.

b. <u>By Penske</u>. This VMA and any sums due or to become due hereunder may be assigned or otherwise transferred, either in whole or in part, by Penske, without affecting any obligations of Customer and, in such event, Customer's rights shall be subject to any lien, security interest or assignment given by Penske in connection therewith, and the transferee or assignee shall have all of the rights, powers, privileges and remedies of Penske.

18. DISCLAIMER. PENSKE MAKES NO WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE OR ABSENCE OF ANY MANUFACTURING DEFECTS OF ANY VEHICLE COVERED BY THIS VMA OR ANY SERVICES PROVIDED BY PENSKE HEREUNDER. PENSKE AND ITS PARTNERS SHALL NOT BE LIABLE FOR LOSS OF CUSTOMER'S PROFITS OR BUSINESS, LOSS OR DAMAGE TO CARGO, LOSS OR DAMAGE RESULTING TO CUSTOMER BY REASON OF DELAY IN DELIVERY OR FAILURE TO DELIVER PRODUCTS OWNED OR TRANSPORTED BY CUSTOMER, DRIVER'S TIME OR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES.

19. MISCELLANEOUS.

This VMA (including all the schedules attached hereto) shall be considered to be a single integrated contract and constitute the entire agreement between the parties regarding the Vehicles. Upon execution by Penske and Customer, this VMA shall be binding on the respective parties and their legal representatives, successors and assigns and its terms shall not be amended or altered by failure of either party to insist on performance, or failure to exercise any right or privilege, or in any manner unless such amendment or alteration is in writing and signed on behalf of the parties hereto. Time shall be of the essence of this VMA. No waiver or breach of any covenant or obligation herein shall be construed to be a waiver of the covenant or obligation itself, or any subsequent breach thereof. This VMA shall supersede any and all proposals or agreements, written or verbal, between the parties, relating to the subject matter hereof and may not be modified, terminated or discharged, except in a writing signed by the party against whom the enforcement of the modification, termination or discharge is sought. Any notice required hereunder shall be sent by certified mail or overnight mail to the address written above (except that notices sent to Penske via overnight courier shall be sent to Route 10 and Pheasant Road, Reading, PA 19607) or such other address as either party shall furnish and shall be deemed delivered upon deposit in the United States mail or confirmed receipt by the overnight courier. This VMA is to be interpreted, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania. In the event any of the terms and provisions of this VMA are in violation of or prohibited by any law, statute, regulation, or ordinance of the United States and/or state or city where the VMA is applicable, such terms and provisions shall be deemed amended to conform to such law, statute, regulation, or ordinance without invalidating any of the other terms and provisions of this VMA.

IN WITNESS WHEREOF, the parties have caused this VMA to be executed by their duly authorized representative as of the date first above written.

PENSKE TRUCK LEASING CO., L.P.		**CUSTOMER:**	Regional Enterprises, Inc.
Signature:	Frances E. Graeff	Signature:	[signature]
Title :	FRANCES E. GRAEFF MANAGER CONTRACT ADMIN.	Title :	VP/GM
Witnessed or Attested By:		Witnessed or Attested By:	LaDonna Webber